Exhibit 4.1
Execution Version

CVR ENERGY, INC.
AND EACH OF THE GUARANTORS PARTY HERETO
5.250% SENIOR NOTES DUE 2025
5.750% SENIOR NOTES DUE 2028

INDENTURE
Dated as of January 27, 2020

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

        i

INDENTURE dated as of January 27, 2020 among CVR ENERGY, INC., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Wells Fargo Bank, National Association, as trustee.
The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of each of the 5.250% Senior Notes due 2025 (the “2025 Notes”) and the 5.750% Senior Notes due 2028 (the “2028 Notes” and together with the 2025 Notes, the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01 Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto with respect to the 2025 Notes and Exhibit A-2 hereto with respect to the 2028 Notes, in each case, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2025 Notes” has the meaning assigned to it in the preamble to this Indenture.
“2028 Notes” has the meaning assigned to it in the preamble to this Indenture.
“Acquired Debt” means, with respect to any specified Person:
(1)Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes. The Initial Notes and any Additional Notes subsequently issued under this Indenture as part of the same series will be treated as a single class for all purposes under this Indenture, including, without limitation, for waivers, amendments, redemptions and offers to purchase, and shall vote and consent together as one class on all matters with respect to such Notes. Additional Notes may or may not be fungible with the Initial Notes or any other Additional Notes for U.S. federal income tax purposes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:
(1) the sale, lease (other than operating leases in the ordinary course of business), conveyance or other disposition of any properties or assets; provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.13 and/or Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and
(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (in each case other than directors’ qualifying shares).
Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
(1) any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $35.0 million;
(2) a transfer of properties or assets between or among the Company and its Restricted Subsidiaries;
(3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
(4) the sale, lease, assignment, license, sublease or other disposition of equipment, inventory, products, services, accounts receivable, renewable fuel credits (including, without limitation, renewable identification numbers and biodiesel credits) or other properties or assets in the ordinary course of business;
(5) the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;
(6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;
(7) the creation or perfection of a Lien that is not prohibited by Section 4.12;
(8) dispositions in connection with Permitted Liens;
(9) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(10) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;
(11) any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or unnecessary for use in connection with the business of the Company or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;
(12) any issuance, sale, transfer or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(13) foreclosures, condemnations or any similar action on assets;
(14) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;
(15) any sale of Hydrocarbons or other products (including crude oil and refined products) by the Company or its Restricted Subsidiaries, in each case in the ordinary course of business;

(16) any trade or exchange by the Company or any Restricted Subsidiary of the Company of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition (which may include issuances) of some but not all of the Equity Interests of a Restricted Subsidiary of the Company in exchange for assets or properties and either (i) after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary of the Company or (ii) if the Person whose Equity Interests have been so disposed does not continue to be a Restricted Subsidiary of the Company, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such Person will be deemed to be either an Investment made as of the time of such disposition that will reduce the amount available for Restricted Payments under Section 4.07 hereof or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company; provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary of the Company (together with any cash or Cash Equivalents and liabilities assumed by such other Person) is reasonably equivalent to the fair market value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary (together with any liabilities to be assumed by the Company or any Restricted Subsidiary) as determined in good faith by the Board of Directors or an Officer of the Company or, in the case of a trade or exchange by a Restricted Subsidiary, that Restricted Subsidiary;
(17) sales of accounts receivable, or participations therein, and any related assets, in connection with any Permitted Receivables Financing;
(18) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the Joint Venture parties set forth in, Joint Venture agreements or any similar binding arrangements; and
(19) sales of platinum metal owned by the Company and its Restricted Subsidiaries in the ordinary course of business.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments (other than amount required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Available Cash” means, with respect to any period:
(1) the sum of all cash and cash equivalents of the Company and its Subsidiaries on hand at the end of such period, less
(2) the amount of any cash reserves established by the Company to (i) provide for the proper conduct of the business of the Company and of its Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such period, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its Subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for Restricted Payments in respect of future periods.

“Aviation Subsidiary” means any Subsidiary of the Company the primary business of which is providing aviation services for the benefit of the Company or any of its Restricted Subsidiaries.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2) with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;
(3) with respect to a limited liability company, the sole member (if member managed), the board of managers or directors, the managing member or the members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1) United States dollars;
(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;
(3) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of at least investment grade from either S&P or Moody’s;
(4) certificates of deposit, demand deposits, money market deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with (a) any lender party to any Credit Facility or (b) any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(5) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6) commercial paper having one of the two highest ratings obtainable from Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch is rating such obligations, an equivalent rating from another rating agency) and in each case maturing within two years after the date of acquisition;
(7) marketable short-term money market and similar securities having a rating of at least P-2, A-2 or F2 from Moody’s, S&P or Fitch, respectively, or liquidity funds or other similar money market mutual funds, with a rating of at least Aaa by Moody’s, AAA by S&P or AAA by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another rating agency);
(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition; and
(9) (a) euros or any national currency of any participating member state of the European Monetary Union, (b) any local currency held by the Company or any of its Restricted Subsidiaries from time to time in the ordinary course of business, (c) securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof in which any Restricted Subsidiary is organized or conducting business having maturities of not more than one year from the date of acquisition, and (d) investments of the type and maturity described in clauses (2) through (8) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses.
“Change of Control” means the occurrence of any of the following:
(1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Restricted Subsidiary or a Qualifying Owner;
(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or
(3) the consummation of any transaction (including, without limitation, any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like.
Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity, an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity or a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control, so long as following such conversion or exchange either (a) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, or (b) no “person,” other than a Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.
“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by any two of the Rating Agencies, as a result of which the rating of the Notes on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement); provided that each such Rating Agency has confirmed that such downgrade or withdrawal of rating is a result of the Change of Control.
“Clearstream” means Clearstream Banking, S.A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” or “SEC” means the Securities and Exchange Commission.
“Company” has the meaning assigned to it in the preamble to this Indenture.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1) an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2) provision for taxes based on income or profits or capital gains of such Person and its Restricted Subsidiaries for such period, including without limitation state, franchise and similar taxes and any foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued during such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
(4) depreciation and amortization (including amortization of intangibles and turn-around depreciation, but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment charges or expenses (including impairment of intangibles or goodwill and turn-around impairment), non-cash equity based compensation expense and other non-cash expenses or charges (including asset write-offs or writedowns) (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items were deducted in computing such Consolidated Net Income; plus
(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus
(6) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; plus
(7) the amount of any minority interest expense consisting of income of a Restricted Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary deducted in such period in calculating Consolidated Net Income; plus
(8) the impact of valuing inventory in accordance with GAAP; plus
(9) the amount of any integration costs, business optimization expenses and costs, one-time costs related to acquisitions, costs related to the closure or consolidation of facilities, employee termination costs and turnaround expense; minus
(10) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:
(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash or Cash Equivalents (or converted into cash) to the specified Person or a Restricted Subsidiary of the Person;
(2) the Net Income of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period to the extent not already included therein;
(3) the cumulative effect of a change in accounting principles will be excluded;
(4) any amortization of fees or expenses that have been capitalized shall be excluded;
(5) non-cash charges relating to employee benefit or management compensation plans of the Company or any Restricted Subsidiary thereof or any non-cash compensation charge arising from any equity-based awards for the benefit of officers, directors and employees of the Company, its Restricted Subsidiaries, or any direct or indirect parent of the Company shall be excluded (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period);
(6) any non-recurring charges or expenses incurred in connection with the offer and sale of the Notes, the use of proceeds thereof and transactions related thereto shall be excluded;

(7) (a) any non-cash restructuring charges shall be excluded and (b) up to an aggregate of $25.0 million of other restructuring charges in any fiscal year ($50.0 million over the life of the Notes) shall be excluded;
(8) any non-cash impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;
(9) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of such Person or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness or the early termination of Hedging Contracts or other derivative instruments of such Person or any of its Restricted Subsidiaries, shall, in each case, be excluded;
(10) any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall, in each case, be excluded;
(11) any extraordinary, non-recurring or unusual gain or loss or expense, together with any related provision for taxes, shall be excluded;
(12) the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets, turn-around assets and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(13) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, turnaround, financing transaction or amendment or modification of any debt instrument (including, in each case, any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, shall be excluded; and
(14) unrealized gains and losses related to obligations under Hedging Contracts shall be excluded.
“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets of such Person and its Restricted Subsidiaries included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet (in each case, giving pro forma effect to any acquisitions or dispositions of assets or properties outside the ordinary course of business that have been made by the Person or any of its Restricted Subsidiaries subsequent to the date of such balance sheet; provided that any such adjustments shall be calculated in the manner provided in the definition of Fixed Charge Coverage Ratio).
“Contribution Indebtedness” means Indebtedness of the Company or any Guarantor in an aggregate principal amount equal to 50% of the aggregate amount of cash contributions made to the equity capital of the Company or such Guarantor after the date of this Indenture; provided that:
(1) such cash contributions have not been used to make a Restricted Payment, and
(2) such Contribution Indebtedness (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the incurrence date thereof.
“Corporate Trust Office of the Trustee” means the office of the Trustee at which, at any particular time, its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at 1 Independent Drive, Suite 620, Jacksonville, Florida 32202, Attention: Corporate Trust Services, and for Agent services such office shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company) or if at any time there is more than one Trustee, means the Corporate Trust Office of any such other Trustee with respect to the Securities of the applicable series.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Existing ABL Facility), credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables and including Permitted Receivables Financings), letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers, guarantors or grantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto with respect to the 2025 Notes and Exhibit A-2 hereto with respect to the 2028 Notes, except that, in each case, such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary of the Company in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Disqualified Equity” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Equity solely because the holders of the Capital Stock have the right to require the

Company or a direct or indirect parent of the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Capital Stock provide that the Company or such parent company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.
“Domestic Subsidiary” means any Restricted Subsidiary of the Company that is formed under the laws of the United States or any state of the United States or the District of Columbia, excluding any such Restricted Subsidiary (i) substantially all of the direct or indirect assets of which are Capital Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code or (ii) that is a Subsidiary of a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means (1) any public or private sale of Capital Stock (other than Disqualified Equity) of the Company (other than Capital Stock sold to a Subsidiary of the Company) or (2) the contribution of cash to the Company as an equity capital contribution.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means:
(1) any Foreign Subsidiary that is treated as a “controlled foreign corporation” within the meaning of Section 957 of the Code, and any Subsidiary of such Foreign Subsidiary;
(2) any Insurance Subsidiary or Aviation Subsidiary;
(3) any Restricted Subsidiary of the Company; provided that (a) the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (3), as reflected on their respective most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $1.0 million and (b) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (3) for the twelve-month period ending on the last day of the most recent fiscal quarter for which financial statements for the Company are available, as reflected on such income statements, do not in the aggregate exceed $5.0 million; and
(4) any Subsidiary that is disregarded as an entity separate from its owner for U.S. federal income tax purposes if substantially all of the direct or indirect assets of such Subsidiary are Capital Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code.
“Existing ABL Facility” means the Amended and Restated ABL Credit Agreement, dated as of December 20, 2012, among CVR Refining, LP and certain other of its subsidiaries party thereto, and Wells Fargo Bank, National Association, as collateral agent and administrative agent, as amended by that Certain Amendment No. 1 to Amended and Restated ABL Credit Agreement and that certain Amendment No. 2 to Amended and Restated ABL Credit Agreement, as such agreement may be amended, restated, supplemented, modified and/or replaced from time to time.
“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.
“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. For purposes of determining compliance with Article 4 hereof, any determination that the fair market value of assets other than cash or Cash Equivalents is (1) less than $50.0 million will be made by an officer of the Person making the determination and (2) equal to or greater than $50.0 million will be made by the Company’s Board of Directors and evidenced by a resolution thereof.

“Finance Lease Obligation” means, as applied to any Person at the time any determination is to be made, the amount of the liability in respect of a lease of property of such Person as lessee that would at that time be required to be classified and accounted for as a finance lease in accordance with GAAP; provided that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease in accordance with GAAP as of December 31, 2018 and any similar lease entered into after such date by any Person may, in the sole discretion of the Company, be treated as an operating lease and not a finance lease.
“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings and repayments) or issues, repurchases or redeems preferred stock or Disqualified Equity subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1) acquisitions, dispositions, mergers, consolidations, Investments, business restructurings, operational changes and any financing transactions relating to any of the foregoing (including repayment of Indebtedness) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those cost savings or operating improvements or synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto; provided that, in the case of such cost savings or operating improvements or synergies, the amount of such adjustments are determined by the Company’s chief financial or similar officer based on the reasonable good faith belief of such officer at the time of determination); if since the beginning of such period any Person that subsequently becomes a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary thereof since the beginning of such period shall have made any relevant transaction that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such relevant transaction had occurred at the beginning of the applicable four-quarter period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis;
(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;
(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation;
(5) if any Indebtedness to which pro forma effect is being given bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any obligations under Hedging Contracts applicable to such Indebtedness if such Hedging Contract has a remaining term as at the Calculation Date in excess of 12 months);
(6) interest on a Finance Lease Obligation and imputed interest on Attributable Debt shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Finance Lease Obligation or Attributable Debt in accordance with GAAP; and
(7) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.
“Fixed Charges” means, with respect to any specified Person for any period, (A) the sum, without duplication, of:
(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Contracts or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, but in each case excluding (w) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (z) any expensing of bridge, commitment or other financing fees; plus
(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus
(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Equity) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; minus
(B) to the extent included in clause (A) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity;

in each case, on a consolidated basis and determined in accordance with GAAP.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary that is not formed under the laws of the United States or any state of the United States or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States, which are in effect on the date of this Indenture (except as otherwise indicated in this Indenture).
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1 hereto with respect to the 2025 Notes and Exhibit A-2 hereto with respect to the 2028 Notes, and that, in each case, bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.
“Guarantors” means each of:
(1) the Domestic Subsidiaries of the Company executing this Indenture as initial Guarantors; and
(2) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of this Indenture;
and their respective successors and assigns, in each case until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture; provided that Excluded Subsidiaries shall not be required to become Guarantors (but may elect, at their option, to become Guarantors).
“Hedging Contracts” means, with respect to any specified Person:
(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;
(2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;
(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and
(4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

and in each case are entered into only in the normal course of business and not for speculative purposes.
“Holder” means a Person in whose name a 2025 Note or 2028 Note, as applicable, is registered.
“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, biodiesel, ethanol and all constituents, elements or compounds thereof and products refined or processed therefrom.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto with respect to the 2025 Notes and Exhibit A-2 hereto with respect to the 2028 Notes, in each case, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments;
(3) in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;
(4) in respect of bankers’ acceptances;
(5) representing Finance Lease Obligations;
(6) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired, except any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor; or
(7) representing any obligations under Hedging Contracts, other than obligations under Hedging Contracts that are incurred in the normal course of business and not for speculative purposes and do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2) in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a) the fair market value of such assets at the date of determination; and
(b) the amount of the Indebtedness of the other Person; and
(4) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:
(i)any liability for foreign, federal, state, local or other taxes;
(ii) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five Business Days of its incurrence;
(iii) any liability owed to any Person in connection with workers’ compensation or similar liabilities, health, disability or other employee benefits, unemployment or other insurance or self-insurance obligations, or insurance contracts, reclamation, statutory obligations, bankers’ acceptances and bid, performance, advance payment, deposit, appeal and surety or similar bonds in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed);
(iv) any indebtedness that is satisfied and discharged or defeased by legal defeasance;
(v) any obligation arising from any agreement providing for indemnities, purchase price adjustments, earnouts, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets;
(vi) any obligation in respect of buy-sell or similar arrangements related to renewable fuel credits (including, without limitation, renewable identification numbers and biodiesel credits);
(vii) Indebtedness, the proceeds of which are funded into an escrow or other trust arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to such Person or any of its Restricted Subsidiaries;
(viii) any obligations under the Intermediation Agreement; and
(ix) any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.
No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $600,000,000 aggregate principal amount of 2025 Notes and the first $400,000,000 aggregate principal amount of 2028 Notes, as applicable, issued under this Indenture on the date hereof.
“Initial Purchaser” means Jefferies LLC.
“Insolvency or Liquidation Proceeding” means (1) any voluntary or involuntary case or proceeding under Bankruptcy Law with respect to the Company or any Guarantor; (2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of their respective assets; (3) any liquidation, dissolution, reorganization or winding up of the Company or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.
“Insurance Subsidiary” means any Subsidiary of the Company the primary business of which is providing insurance for the benefit of the Company or any of its Restricted Subsidiaries.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Intermediation Agreement” means the intermediation agreement between the Company and one or more of its Subsidiaries, on the one hand, and Vitol, Inc., on the other hand, in effect on the date of this Indenture, as such agreement may be amended, restated, replaced or restructured from time to time (whether or not with Vitol or with another supplier).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P or Fitch.
“Investment Grade Securities” means
(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;
(2) debt securities or debt instruments with an investment grade rating (but not including any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries);
(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” means, with respect to any Person, (a) all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), extensions of credit, advances or capital contributions (excluding (1) commission, travel and similar advances to officers, directors and employees made in the ordinary course of business and (2) advances to customers and suppliers in the ordinary course of business or that are recorded as accounts receivable or prepaid expenses on the balance sheet), and (b) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. In no event shall a guarantee of an operating lease or other business contract of the Company or any Restricted Subsidiary be deemed an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.08(c) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of or in connection with the acquisition of such Person by the Company or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in Section 4.07(c) hereof.
“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.
“Make Whole Premium” means, with respect to (a) a 2025 Note at any time, the excess, if any, of (i) the present value at such time of (A) the redemption price of such 2025 Note at February 15, 2022 plus (B) any required interest payments due on such 2025 Note through February 15, 2022 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), over (ii) the principal amount of such 2025 Note and (b) a 2028 Note at any time, the excess, if any, of (i) the present value at such time of (A) the redemption price of such 2028 Note at February 15, 2023 plus (B) any required interest payments due on such 2028 Note through February 15, 2023 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (ii) the principal amount of such 2028 Note.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:
(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;
(2) taxes paid or estimated to be payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;
(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and
(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.
“Non-Recourse Debt” means Indebtedness:
(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, or (b) is directly or indirectly liable as a guarantor or otherwise, except in the case, for (i) Liens permitted pursuant to clause (9) of the definition of “Permitted Liens” and (ii) any guarantee given solely to support such Liens, which guarantee is not recourse to the Company or any Restricted Subsidiary;
(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (9) of the definition of “Permitted Liens”.
For purposes of determining compliance with Section 4.09 hereof, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means any guarantee by a Guarantor of the Company’s Obligations under this Indenture and on the Notes.
“Notes” has the meaning assigned to it in the preamble to this Indenture.
“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Final Offering Memorandum of the Company, dated January 10, 2020, relating to the Notes.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company, who must be the principal executive officer, the principal operating officer, the principal financial officer, the treasurer, the principal accounting officer or the general counsel of the Company, that meets the requirements of Section 12.05 hereof and is delivered to the Trustee.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Pari Passu Debt” means any Indebtedness of the Company or any of its Subsidiaries which ranks equally in right of payment with the Notes.
“Permitted Business” means either (1) any business conducted or proposed to be conducted by the Company and its Subsidiaries on the date of this Indenture, including without limitation gathering, processing, refining, marketing, distributing or otherwise handling Hydrocarbons (including through retail operations) and supporting logistics operations, or activities or services similar, reasonably related, complementary, incidental, supplemental or ancillary thereto and reasonable extensions, developments or expansions thereof, including entering into Hedging Contracts in the ordinary course of business and not for speculative purposes to support these businesses, the development, manufacture and sale of equipment or technology related to these activities, and any related energy and natural resource business or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.
“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture; provided that:
(1) either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07(a)(I)(5)) not previously expended at the time of making such Investment;
(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or under clause (13) of the definition of “Permitted Debt”; and
(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.
“Permitted Investments” means:
(1) any Investment in the Company or in a Restricted Subsidiary of the Company (including, without limitation, through purchases of Notes, Note Guarantees or other Senior Debt);
(2) any Investment in cash or Cash Equivalents or Investment Grade Securities;
(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a) such Person becomes a Restricted Subsidiary of the Company; or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
(4) any Investment made as a result of the receipt of non-cash consideration:
(a) from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or
(b) pursuant to clause (16) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;
(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Company;
(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;
(7) Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;
(8) Permitted Business Investments;
(9) loans or advances to employees of the Company or any of its Restricted Subsidiaries that are approved by a majority of the disinterested members of the Board of Directors of the Company or a parent of the Company, in an aggregate principal amount of $10.0 million at any one time outstanding;
(10) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture, and any modifications, renewals or extensions that do not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise permitted under this Indenture;
(11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of this Indenture that are at the time outstanding not to exceed the greater of (a) $75.0 million and (b) 3.5% of the Company’s Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;
(12) Investments arising as a result of any Permitted Receivables Financing;
(13) guarantees of Indebtedness of the Company or any Restricted Subsidiary or Guarantor which Indebtedness is permitted under Section 4.09 hereof;
(14) Investments consisting of (a) Liens permitted pursuant to clause (9) of the definition of “Permitted Liens” and (b) any guarantee given solely to support such Liens, which guarantee is not recourse to the Company or any Restricted Subsidiary;
(15) Investments owned by any Person at the time such Person merges with, or is acquired by, the Company or any Restricted Subsidiary thereof; provided that such Investments are not incurred in contemplation of such merger or acquisition;

(16) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business; and
(17) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.
“Permitted Liens” means:
(1) any Liens securing the Existing ABL Facility or any other Credit Facilities incurred under clause (1) of the definition of Permitted Debt;
(2) Liens in favor of the Company or any Restricted Subsidiary or Guarantor;
(3) Liens on property or Capital Stock of a Person existing at the time such Person is acquired by, merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person acquired, merged into or consolidated with the Company or the Restricted Subsidiary;
(4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;
(5) any interest or title of a lessor to the property subject to a Finance Lease Obligation or operating lease;
(6) Liens to secure Indebtedness (including Finance Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired, constructed, installed or improved with, or financed by, such Indebtedness (and improvements thereon, accessions thereto and proceeds thereof);
(7) Liens existing on the date of this Indenture (other than Liens securing the Existing ABL Facility);
(8) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature, industrial development, pollution control or similar bonds, and deposits as security for contested taxes or for the payment of rent, in each case incurred in the ordinary course of business;
(9) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;
(10) Liens on pipelines or other facilities or equipment that arise by operation of law, rule or regulation;
(11) Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, gathering, processing, fractioning, purchase, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, unitization and pooling declarations and agreements, area of mutual interest agreements, real property leases and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries or that are customary in the Permitted Business;

(12) Liens upon specific items of inventory, receivables or other goods or proceeds therefrom of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds therefrom and permitted by Section 4.09 hereof;
(13) Liens securing Obligations of the Company or any Guarantor under the Notes or the Note Guarantees, as the case may be;
(14) Liens securing (a) any defeasance trust; provided that such Liens do not extend to any assets or properties that are not part of such defeasance trust, or (b) any Indebtedness equally and ratably with all Obligations due under the Notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12 hereof;
(15) Liens relating to escrow arrangements securing Indebtedness incurred in accordance with this Indenture;
(16) Liens to secure performance of Hedging Contracts, or letters of credit issued in connection therewith, of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;
(17) Liens securing any insurance premium financing under customary terms and conditions; provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;
(18) other Liens incurred by the Company or any Restricted Subsidiary of the Company; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (18) does not exceed the greater of (a) $100.0 million and (b) 4.5% of the Company’s Consolidated Net Tangible Assets at such time; and
(19) any Lien renewing, extending, refinancing or refunding a Lien permitted by any other clause in this definition of “Permitted Liens”; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof);
(20) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(21) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits;
(22) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(23) carriers’, warehousemen’s, landlords’, mechanics’, suppliers’, materialmen’s and repairmen’s and similar Liens, or Liens in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case (whether imposed by law or agreement) incurred in the ordinary course of business;
(24) licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, rights of others to use sewers, electric lines and telegraph and telephone lines, minor imperfections of title, minor survey defects, minor encumbrances or other similar restrictions on the use of any real property, including zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business, that were not incurred in connection with Indebtedness and do not, in the good faith judgment of an authorized officer of the Company, in the aggregate, materially interfere with their use in the operation of the business of the Company or any of its Restricted Subsidiaries;
(25) leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;
(26) with respect to any leasehold interest where the Company or any Restricted Subsidiary of the Company is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;
(27) Liens arising from Uniform Commercial Code financing statement filings regarding precautionary filings, consignment arrangements or operating leases entered into by the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;
(28) Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection, (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry or (iii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;
(29) Liens securing judgments for the payment of money not constituting an Event of Default pursuant to Section 6.01(a)(7) hereof so long as such Liens are adequately bonded;
(30) deposits made in the ordinary course of business to secure liability to insurance carriers;
(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(32) Liens on crude oil supplied by the counterparty pursuant to the Intermediation Agreement, securing amounts owed to the counterparty incurred or assumed for the purpose of financing all or any part of the cost of acquiring such crude oil;
(33) Liens arising under any Permitted Receivables Financing;
(34) Liens on Capital Stock issued by, or any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by a Foreign Subsidiary in compliance with Section 4.09 hereof;
(35) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(36) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(37) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited by this Indenture;
(38) Liens securing obligations in respect of Treasury Management Arrangements; and
(39) Liens permitted by the Amended and Restated Cross—Easement Agreement dated as of April 13, 2011, between Coffeyville Resources Nitrogen Fertilizers, LLC and Coffeyville Resources Refining & Marketing, LLC, as such agreement may be amended, restated, modified, supplemented and/or replaced from time to time.
The Company may classify (or later reclassify) any Lien in any one or more of the above categories (including in part in one category and in part another category).
“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any of its Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);
(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(4) such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company that is not a Guarantor if the Company is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 4.09 hereof shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualifying Owners” means, collectively, Icahn Enterprises L.P., the Related Parties and/or one or more of their respective Affiliates. For purposes of Section 4.11 hereof, any entity that would be deemed to be an “Affiliate” because its equity is owned by one or more Qualifying Owners will not be deemed to be an Affiliate for purposes of that covenant.
“Rating Agency” means Moody’s, S&P and Fitch or, if Moody’s, S&P or Fitch shall not make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Moody’s, S&P or Fitch, as the case may be.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A-1 hereto with respect to the 2025 Notes and Exhibit A-2 hereto with respect to the 2028 Notes, in each case, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.
“Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning. For the purposes of this definition, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.
“Replacement Assets” means (1) tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Reporting Default” means a Default described in Section 6.01(a)(4) hereof.
“Responsible Officer” when used with respect to the Trustee, means any assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee (or any successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” refers to S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, in each case, to the extent classified as a sale and leaseback transaction in accordance with GAAP; provided that any such arrangements with respect to catalyst or precious metals that are entered into in the ordinary course of business shall not be deemed to be Sale and Leaseback Transactions.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Subsidiary” means a Subsidiary of the Company
(1) that is designated a “Securitization Subsidiary” by the Board of Directors of the Company,
(2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
(3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which
(a) is guaranteed by the Company, any Guarantor or any Restricted Subsidiary of the Company,
(b) is recourse to or obligates the Company, any Guarantor or any Restricted Subsidiary of the Company in any way, or
(c) subjects any property or asset of the Company, any Guarantor or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(4) with respect to which neither the Company, any Guarantor nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
“Senior Debt” means:
(1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under the Existing ABL Facility and all obligations under Hedging Contracts with respect thereto;
(2) any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and
(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:
(a) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or
(b) any Indebtedness that is incurred in violation of this Indenture.
For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit cards, funds, transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to (1) with respect to the 2025 Notes, February 15, 2022 and (2) with respect to the 2028 Notes, February 15, 2023; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to (1) with respect to the 2025 Notes, February 15, 2022 and (2) with respect to the 2028 Notes, February 15, 2023, in each case, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officer’s Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
(1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;
(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding would be permitted under Section 4.11 hereof after giving effect to the exceptions thereto;
(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except to the extent permitted under Section 4.07 or Section 4.09 hereof; and
(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such guarantee or credit support would be released upon such designation or would be permitted under Section 4.07 hereof.
All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have directly a Board of Directors, Voting Stock means such Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding aggregate amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Alternate Offer”	4.13
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.13
“Change of Control Payment”	4.13
“Change of Control Settlement Date”	4.13
“Covenant Defeasance”	8.03
“DTC”	2.03
“Eliminated Covenants”	4.16
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Incremental Funds”	4.07
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Trailing Four Quarters”	4.07

Section 1.03 Certain Provisions of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, notwithstanding that this Indenture will not be qualified under the TIA.

The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security Holder” means a Holder of a Note;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

Section 1.04 Rules of Construction.
Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3) “or” is not exclusive and “including” is not limiting;
(4) words in the singular include the plural, and in the plural include the singular;
(5) “will” shall be interpreted to express a command;
(6) provisions apply to successive events and transactions;
(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
(8) any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
(9) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(10) the phrase “in writing” as used herein shall be deemed to include PDF attachments and other electronic means of transmission, unless otherwise indicated; and
(11) references to sections of or rules under the TIA, the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules enacted by Congress or adopted by the SEC from time to time.
ARTICLE 2
THE NOTES

Section 2.01 Form and Dating.
(a) General. The Notes and the Trustee’s certificate of authentication thereof will be substantially in the form of Exhibits A-1 and A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A-1 and A-2 hereto (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 hereto with respect to the 2025 Notes and Exhibit A-2 hereto with respect to the 2028 Notes (but, in each case, without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual, facsimile, PDF attachment or other electronically transmitted signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent (at the Corporate Trust Office of the Trustee) and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) will have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.
(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All beneficial interests in the Global Notes will be exchanged by the Company for Definitive Notes if:
(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(2) the Company, at its option but subject to DTC’s requirements, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee;  or
(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, other than Definitive Notes issued pursuant to any of the events described above in Section 2.06(a)(1), 2.06(a)(2) or 2.06(a)(3). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b) hereof.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, the Company will deliver an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1) Private Placement Legend.
(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS (IN THE CASE OF RULE 144A SECURITIES) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATEST OF THE ISSUE DATE OF THE NOTES INITIALLY ISSUED, THE ISSUANCE DATE OF ANY ADDITIONAL NOTES ISSUED UNDER THE INDENTURE AND THE LAST DATE ON WHICH THE COMPANY OR ANY

AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR (IN THE CASE OF REGULATION S SECURITIES) 40 DAYS, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE COMPANY ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.
IN THE CASE OF REGULATION S GLOBAL NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
BY ITS ACQUISITION AND HOLDING OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL, CHURCH, NON-U.S., OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” BY REASON OF SUCH PLAN’S, ACCOUNT’S OR OTHER ARRANGEMENT’S INVESTMENT IN THE ENTITY, OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN THAT IS NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06

(and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR THE AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(1) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.13 and 9.05 hereof).

(2) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(4) Neither the Registrar nor the Company will be required:
(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes to be redeemed or purchased pursuant to an offer to purchase and ending at the close of business on the day such notice of redemption is mailed;
(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;
(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or
(D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.
(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically including by PDF.
(i) In connection with any proposed transfer outside the book-entry only system, the transferor shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(j) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(k) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07 Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08 Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act) in accordance with its customary procedures. The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company upon its written request and to the extent available under the Trustee’s customary procedures. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers and ISIN Numbers.
The Company in issuing the Notes may use CUSIP numbers and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 15 days prior to the date that a notice of redemption is delivered to Holders (or such shorter period as may be acceptable to the Trustee), an Officer’s Certificate setting forth:
(1) the clause of this Indenture pursuant to which the redemption shall occur;
(2) the redemption date;
(3) the principal amount of Notes to be redeemed; and
(4) the redemption price (if then determined and otherwise the method of determination).

Section 3.02 Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection).
The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.
Subject to the provisions of Section 3.09 hereof, at least 15 days but not more than 60 days before a redemption date, the Company will send electronically, mail or cause to be mailed, by first class mail, or as otherwise provided in accordance with the procedures of DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
The notice will identify the Notes to be redeemed and will state: (1) the redemption date;
(1) the redemption price (if then determined and otherwise the method of determination);
(2) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note;
(3) the name and address of the Paying Agent;
(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(5) that, unless the Company defaults in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date, subject to any condition precedent set forth in the notice;
(6) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(7) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes;
(8) any conditions precedent to which the redemption or notice is subject; and
(9) any applicable CUSIP or ISIN number.
At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Officer’s Certificate delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and sets forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price, unless the redemption is subject to a condition precedent that is not satisfied or waived. Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business on the Business Day prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur.
The notice of redemption, if sent or mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05 Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. Eastern Time (or such later time as may be agreed to by the Paying Agent or Trustee), on any redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased. In addition, all money, if any, earned on funds held by the Trustee or the Paying Agent shall be remitted to the Company.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06 Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. No Note in denominations of $2,000 or less shall be redeemed in part.

Section 3.07 Optional Redemption.
(a) 2025 Notes
(1) At any time prior to February 15, 2022, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2025 Notes issued under this Indenture (including any Additional Notes in respect thereof), upon not less than 15 nor more than 60 days’ notice, at a redemption price of 105.250% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount equal to all or a portion of the net cash proceeds of one or more Equity Offerings; provided that:
(A) at least 60% of the aggregate principal amount of the 2025 Notes (including any Additional Notes in respect thereof) remains outstanding immediately after the occurrence of such redemption (excluding 2025 Notes held by the Company and its Subsidiaries); and

(B) the redemption occurs within 180 days of the date of the closing of each such Equity Offering.
(2) Prior to February 15, 2022, the Company may on any one or more occasions redeem all or part of the 2025 Notes upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to the sum of:
(A) the principal amount thereof, plus
(B) the Make Whole Premium for the 2025 Notes at the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(3) Except pursuant to the preceding paragraphs (a)(1) and (a)(2), the 2025 Notes will not be redeemable at the Company’s option prior to February 15, 2022.
(4) On and after February 15, 2022, the Company may on any one or more occasions redeem all or a part of the 2025 Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2025 Notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on February 15 of the years indicated below:

Year	Percentage
2022	102.625%
2023	101.313%
2024 and thereafter	100.000%

Unless the Company defaults in the payment of the applicable redemption price, interest will cease to accrue on the 2025 Notes or portions thereof called for redemption on the applicable redemption date.
(b) 2028 Notes
(1) At any time prior to February 15, 2023, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2028 Notes (including any Additional Notes in respect thereof), upon not less than 15 nor more than 60 days’ notice, at a redemption price of 105.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount equal to all or a portion of the net cash proceeds of one or more Equity Offerings; provided that:
(A) at least 60% of the aggregate principal amount of the 2028 Notes (including any Additional Notes in respect thereof) remains outstanding immediately after the occurrence of such redemption (excluding 2028 Notes held by the Company and its Subsidiaries); and
(B) the redemption occurs within 180 days of the date of the closing of each such Equity Offering.
(2) Prior to February 15, 2022, the Company may on any one or more occasions redeem all or part of the 2028 Notes upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to the sum of:

(A) the principal amount thereof, plus
(B) the Make Whole Premium for the 2028 Notes at the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(3) Except pursuant to the preceding paragraphs (b)(1) and (b)(2), the 2028 Notes will not be redeemable at the Company’s option prior to February 15, 2023.
(4) On and after February 15, 2023, the Company may on any one or more occasions redeem all or a part of the 2028 Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2028 Notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on February 15 of the years indicated below:

Year	Percentage
2023	102.875%
2024	101.917%
2025	100.958%
2026 and thereafter	100.000%

Unless the Company defaults in the payment of the applicable redemption price, interest will cease to accrue on the 2028 Notes or portions thereof called for redemption on the applicable redemption date.
(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
(d) The Company or its Affiliates may acquire Notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise so long as the acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Company or its Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold and could be for cash or other consideration.

Section 3.08 Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer to all Holders to purchase Notes, it will follow the procedures specified below.
The Asset Sale Offer shall be made to all Holders and all holders of Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Pari Passu Debt (on a pro rata basis based on the principal amount of Notes and such other Pari Passu Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other

Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer, the Company will send electronically, or mail or cause to be mailed, by first class mail or as otherwise provided in accordance with the procedures of DTC, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
(2) the Offer Amount, the purchase price and the Purchase Date;
(3) that any Note not tendered or accepted for payment will continue to accrue interest;
(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;
(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;
(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8) that, if the aggregate principal amount of Notes and other Pari Passu Debt surrendered by Holders thereof exceeds the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Trustee will select the Notes and other Pari Passu Debt to be purchased on a pro rata basis (except that any Notes represented by a Global Note shall be selected by such method as DTC or its nominee or successor may require, or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection) based on the principal amount of Notes and such other Pari Passu Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer, and required to be purchased pursuant to this Section 3.09 and Section 4.10 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all

Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, provided that such Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.
The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or any of its Subsidiaries, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02 Maintenance of Office or Agency.
(a) The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of the obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.
(a) So long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee:
(1) within 90 days after the end of each fiscal year, (a) an audited consolidated balance sheet as of the end of such fiscal year, (b) an audited consolidated income statement for such fiscal year, (c) an audited consolidated statement of cash flows for such fiscal year, in each case of the Company and its consolidated Subsidiaries, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and (d) a “Management’s discussion and analysis of financial condition and results of operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries; all such financial statements shall be audited by a certified public accountant of the Company that is independent and registered with the Public Company Accounting Oversight Board in accordance with generally accepted accounting standards in the United States;
(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (a) an unaudited consolidated balance sheet as of the end of that quarter, (b) an unaudited consolidated income statement for such fiscal quarter and for the then elapsed portion of such fiscal year, (c) an unaudited consolidated statements of cash flows for such fiscal quarter and for the then elapsed portion of such fiscal year, in each case of the Company and its consolidated Subsidiaries, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and (d) a “Management’s discussion and analysis of financial condition and results of operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries; all such financial statements shall be certified by an officer of the Company as presenting fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP; and
(3) promptly from time to time after the occurrence of any of the following events, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (i) entry by the Company or a Restricted Subsidiary into an agreement outside the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole, any material amendment thereto or termination of any such agreement other than in accordance with its terms (excluding, for the avoidance of doubt, employee compensatory or benefit agreements or plans), (ii) completion of a merger of the Company with or into another Person or a material acquisition or disposition of assets by the Company or a Restricted Subsidiary outside the ordinary course of business, (iii) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Company or a Significant Subsidiary (as defined in Regulation S-X), or (iv) the Company’s incurring Indebtedness outside the ordinary course of business that is material to the Company (other than under a Credit Facility or other arrangement which has been described in this offering memorandum or borrowings under a Credit Facility that has otherwise been disclosed previously), or a triggering event that causes the increase or acceleration of any such obligation and, in any such case, the consequences thereof are material to the Company or any Restricted Subsidiary.
(b) At any time the Company is not required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, (i) after furnishing the Holders of Notes the reports and financial statements required by Sections 4.03(a)(1) and 4.03(a)(2), the Company (or, if the Company furnishes information relating to a parent company pursuant to the succeeding paragraph, such parent company) will hold a conference call to discuss such reports and the results of operations for the relevant reporting period and (ii) the Company (or parent company, if applicable) will issue a press release to an internationally recognized wire service prior to the date of the conference call required to be held in accordance with this Section 4.03(b), announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of Notes, prospective investors, broker dealers and securities analysts to contact the appropriate person at the Company (or parent company, if applicable) to obtain such information.
(c) In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing information relating to such parent company.
(d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (or if the Company furnishes information relating to a parent company pursuant to Section 4.03(c) hereof), then, to the extent material, the quarterly and annual financial information required by Section 4.03(a) hereof will include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company (or from the financial condition and results of operations of the subsidiaries of such parent company that are not Restricted Subsidiaries of the Company, if applicable).
(e) The Company will be deemed to have furnished such reports and information described above to the Holders of Notes if the Company has filed such reports or information, respectively, with the Commission using the EDGAR filing system (or any successor filing system of the Commission) or, if the Commission will not accept such reports or information, if the Company has posted such reports or information, respectively, on its website, and such reports or information, respectively, are publicly available to Holders of Notes through internet access. The Company will not take any action for the purpose of causing the Commission not to accept any such filings.
(f) The Company and the Guarantors, for so long as any Notes remain outstanding and cannot be resold by non-affiliates without restriction under Rule 144, shall furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(g) The Trustee will have no responsibility to determine whether the posting of such reports has occurred. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants in this Indenture or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.
(h) Any failure to comply with this Section 4.03 shall be automatically cured (and the Company shall be deemed in compliance herewith) when the Company provides all required reports to the Holders of Notes or files all required reports with the Commission.

Section 4.04 Compliance Certificate.
(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2020, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 days of any Officer of the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, its status and what actions the Company is taking or proposes to take in respect thereof, but only to the extent that such Default or Event of Default has not been cured by the end of such 30 day period.

Section 4.05 Taxes.
The Company will pay or discharge, and will cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1) pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Equity) of the Company or payable to the Company or a Restricted Subsidiary of the Company);
(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any direct or indirect parent of the Company or any Restricted Subsidiary of the Company held by Persons other than the Company or any Restricted Subsidiary of the Company;
(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is contractually subordinated to the Notes or the Note Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of (a) interest or principal at the Stated Maturity thereof (or the satisfaction of a sinking fund obligation) or (b) principal and accrued interest, due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; or
(4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:
(I) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (11) of Section 4.07(b)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:
(1) Available Cash with respect to the Company’s most recently completed quarter for which internal financial statements are available; plus

(2) 100% of the aggregate net cash proceeds and the fair market value of any Permitted Business or assets received by the Company after the date of this Indenture (i) as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Equity), (ii) from the issue or sale of Equity Interests of any direct or indirect parent of the Company to the extent such net cash proceeds or other assets are actually or effectively contributed to the Company as equity or (iii) from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Restricted Subsidiary of the Company), plus
(3) 100% of the net cash proceeds and the fair market value of assets received by the Company or any Restricted Subsidiary of the Company from (i) the disposition, sale, liquidation, retirement or redemption of all or any portion of any Restricted Investment made after the date of this Indenture, net of disposition costs and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries, and repayments of loans or advances and releases of guarantees which constitute Restricted Investments by the Company or its Restricted Subsidiaries and (ii) the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, plus
(4) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the date of this Indenture, plus
(5) without duplication, in the event the Company or any Restricted Subsidiary of the Company makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Company, an amount equal to the fair market value of the existing Investment in such Person that was previously treated as a Restricted Payment (items (b), (c), (d) and (e) being referred to as “Incremental Funds”), minus
(6) the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) and clause (II) below; or
(II) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (11) of Section 4.07(b)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:
(1) $200.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (II)(1) since the date of this Indenture, plus
(2) Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above.
(b) The restrictions in Section 4.07(a) hereof will not prohibit:
(1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of its declaration or the giving of a redemption notice related thereto, as the case may be, if at the date of declaration or notice the payment would have complied with the provisions of this Indenture;
(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any of its Restricted Subsidiaries, the acquisition of any Restricted Investment or the making of any other

Restricted Payment, in each such case in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) issuance or sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Equity) or any direct or indirect parent of the Company, with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value or other Restricted Payment occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value or other Restricted Payment will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;
(3) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;
(4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis or on a basis more favorable to the Company or a Restricted Subsidiary;
(5) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company (or any direct or indirect parent of the Company) held by any current, future or former director, officer, consultant or employee of the Company, any Restricted Subsidiary of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company, or their estates or the beneficiaries of such estates (including the payment of dividends and distributions to any other direct or indirect parent of the Company to enable such other parent to repurchase Equity Interests owned by its directors, officers, consultants and employees), provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with unused amounts in any calendar year to be carried forward to successive calendar years and added to such amount); provided further that such amounts will be increased by (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests of the Company to members of management or directors of the Company or its Affiliates that occurs after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (I)(f) or (II)(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by the Company, its Restricted Subsidiaries or any other direct or indirect parent of the Company and contributed to the Company after the date of this Indenture; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;
(6) so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the declaration and payments of dividends on Disqualified Equity issued pursuant to Section 4.09 hereof;
(7) the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of stock or unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock or unit options, warrants, incentives or rights to acquire Equity Interests;
(8) any purchase, redemption, retirement, defeasance or other acquisition for value of any subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness plus accrued interest in accordance with provisions similar to Section 4.13 hereof and (ii) at a purchase price not greater than 100% of the principal amount thereof plus accrued interest in accordance with provisions similar to Section 4.10 hereof; provided that, prior to or simultaneously with such purchase, redemption, retirement, defeasance or other acquisition, the Company shall have complied with Section 4.10 and Section 4.13 hereof, as the case may be, and repurchased all Notes validly tendered for payment and not withdrawn in connection with the Change of Control Offer or Asset Sale Offer, as the case may be;
(9) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article 5 hereof;
(10) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Company or any direct or indirect parent of the Company (and payment of dividends to any direct or indirect parent of the Company for such purpose); and
(11) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or other Restricted Payments, in each case within 18 months of the date of this Indenture, in an aggregate amount not to exceed $492 million in the aggregate since the date of this Indenture.
(c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment or the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this Section 4.07 will be determined in the manner specified in the definition of that term. In determining whether any Restricted Payment is permitted by Section 4.07 hereof, the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (11) of Section 4.07(b) hereof or among such categories and the types of Restricted Payments described in Section 4.07(a) hereof (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under one or more of the various provisions of this Section 4.07 and provided further that the Company and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.07, and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this Section 4.07 to which such Restricted Payment or Permitted Investment has been reclassified. For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;
(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of an authorized officer of the Company, not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of this Indenture; provided further that any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Existing ABL Facility that applies such restrictions to the Company or any of its Subsidiaries that are not then subject to such restrictions shall not be deemed to be so materially more restrictive;
(2) this Indenture, the Notes (and any Additional Notes) and the Note Guarantees;
(3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;
(4) any instrument governing Indebtedness or Equity Interests or any other agreement of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred or such agreement entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred; and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instrument or agreement or any related Indebtedness; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of an authorized officer of the Company, not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in this Indenture or those agreements in effect at the time acquired;
(5) customary provisions in contracts for purchase, gathering, processing, fractioning, sale, transportation or exchange of Hydrocarbons, storage agreements, transportation agreements or purchase and sale or exchange agreements, pipeline or terminalling agreements, joint venture agreements or similar operating agreements or in licenses, easements, servitudes, rights-of-way or leases or other agreements, in each case entered into in the ordinary course of business;
(6) Finance Lease Obligations, operating leases, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(3) hereof;
(7) any agreement for the sale or other disposition of some or all of the Capital Stock of, or any property and assets of, a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of an authorized officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 hereof or agreements governing such Liens or the Indebtedness secured thereby that limit the right of the debtor to dispose of or otherwise transfer the assets subject to such Liens;
(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale-leaseback agreements, buy/sell agreements and other similar agreements;

(11) any agreement or instrument relating to any property or assets acquired after the date of this Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;
(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(13) encumbrances or restrictions contained in, or in respect of, Hedging Contracts permitted under this Indenture from time to time;
(14) any encumbrances or restrictions contained in, or in respect of, agreements governing Investments of the type described in the definition of “Permitted Business Investment”;
(15) any other agreement governing Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred by Section 4.09 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they related; provided, however, that either (a) such encumbrances or restrictions are, in the good faith judgment of an authorized officer of the Company, not materially more restrictive, taken as a whole, than those contained in this Indenture or the Existing ABL Facility as it exists on the date of this Indenture or (b) such encumbrances or restrictions are ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor and will, in the good faith judgment of an authorized officer of the Company, not affect in any material respect the Company’s or any Guarantor’s ability to repay the Notes;
(16) consisting of customary restrictions pursuant to any Permitted Receivables Financing;
(17) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that, in the good faith judgment of an authorized officer of the Company, do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof; and
(18) existing under the Intermediation Agreement.
For purposes of determining compliance with this Section 4.08, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Equity.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), the Company will not issue any Disqualified Equity, and the Company will not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any Disqualified Equity; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and the Company and any Restricted Subsidiary may issue Disqualified Equity, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, the Fixed Charge Coverage Ratio would have been at least 1.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Equity described below:
(1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including guarantees and letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $800.0 million and (b) the sum of (i) 90% of the book value of the Company’s and its Restricted Subsidiaries’ accounts receivable and (ii) 85% of the Company’s and its Restricted Subsidiaries’ inventory, calculated on a consolidated basis and in accordance with GAAP, in each case based on the Company’s balance sheet as of the end of the latest quarter for which the Company has internal financial statements available (and after giving pro forma effect to any acquisitions made subsequent to such balance sheet date; provided that any such adjustments shall be calculated in the manner provided in the definition of Fixed Charge Coverage Ratio);
(2) the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;
(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued and sold in this offering and the related Note Guarantees to be issued on the date of this Indenture;
(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Indebtedness represented by Finance Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations) or the issuance by the Company or any of its Restricted Subsidiaries of Disqualified Equity, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property (real or personal), plant or equipment or other assets used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4); provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $100.0 million and (b) 4.5% of the Company’s Consolidated Net Tangible Assets at such time;
(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred or Disqualified Equity to be issued under Section 4.09(a) hereof or subclause (2), (3) or (12) of this Section 4.09(b) or this clause (5);
(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(a) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Note Guarantee of such Guarantor; and
(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii)

any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7) the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes, including any obligations with respect to letters of credit issued in connection therewith;
(8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;
(9) the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business;
(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);
(11) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Disqualified Equity; provided, however, that:
(a) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Equity being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(b) any sale or other transfer of any such Disqualified Equity to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);
(12) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of (a) Indebtedness or Disqualified Equity of the Company or a Restricted Subsidiary incurred to finance an acquisition and (b) Acquired Debt, provided that, after giving effect to the related merger or acquisition transaction, on a pro forma basis, either (i) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) the Fixed Charge Coverage ratio for the Company would not be less than immediately prior to such transactions;
(13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company or any of its Restricted Subsidiaries of Disqualified Equity; provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred or Disqualified Equity issued under this clause (13), does not exceed the greater of (a) $100.0 million and (b) 4.5% of the Company’s Consolidated Net Tangible Assets;
(14) Indebtedness incurred by the Company or any Restricted Subsidiary of the Company to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(15) Indebtedness of the Company or any Restricted Subsidiary of the Company consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
(16) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;
(17) Guarantees (a) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (b) otherwise constituting Investments permitted under this Indenture;
(18) Indebtedness of Foreign Subsidiaries incurred in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred under this clause (18), not to exceed as of any date of incurrence $40.0 million;
(19) Indebtedness issued by the Company or any of its Restricted Subsidiaries to any current, future or former director, officer, consultant or employee of the Company, the direct or indirect parent of the Company or any Restricted Subsidiary of the Company (or any of their Affiliates), or their estates or the beneficiaries of such estates to finance the purchase, redemption, acquisition or retirement for value of Equity Interests permitted by Section 4.07(b)(5) hereof, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred under this clause (19), not to exceed $10.0 million as of any date of incurrence;
(20) Indebtedness in respect of Treasury Management Arrangements;
(21) Contribution Indebtedness;
(22) (a) Indebtedness incurred in connection with any Sale and Leaseback Transaction and any refinancing, refunding, renewal or extension of any such Indebtedness, provided that, except to the extent otherwise permitted hereunder, the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and the direct and contingent obligors with respect to such Indebtedness are not changed; (b) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business; and (c) Indebtedness representing deferred compensation to employees of the Company (or any direct or indirect parent of the Company) and its Restricted Subsidiaries incurred in the ordinary course of business; and
(23) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts.
For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) or Disqualified Equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (23) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to divide and classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Equity in any manner that complies with this Section 4.09 (including in part pursuant to one or more clauses and/or in part pursuant to Section 4.09(a) hereof). Any Indebtedness under the Existing ABL Facility shall be deemed to have been incurred under Section 4.09(b)(1) hereof and may not be later classified or reclassified pursuant to Section 4.09(a) hereof.
(c) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this Section 4.09, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of that term. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this Section 4.09.
(d) For purposes of determining any particular amount of Indebtedness, any Guarantees, Liens or obligations with respect to letters of credit, in each case, supporting Indebtedness otherwise included in the determination of such particular amount, will not be included. In addition, notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10 Asset Sales.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1) the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2) at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale is in the form of cash, Cash Equivalents or Replacement Assets or any combination of the foregoing. For purposes of this provision, each of the following will be deemed to be cash:
(a) any liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto, or as would be shown on such balance sheet or footnotes if such liability was incurred subsequent to the date of such balance sheet), of the Company or such Subsidiary (other than contingent liabilities and liabilities that are by their terms contractually subordinated in right of payment to the Notes or any Note Guarantee) that are assumed or forgiven by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability, or that are otherwise released or assumed;
(b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 210 days after the Asset Sale, converted by the Company or such Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and
(c) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.5% of the Company’s Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:
(1) to repay, redeem, repurchase or otherwise retire any Senior Debt of the Company or any of its Subsidiaries, including the Notes;
(2) to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business if, after giving effect to such acquisition, such Person is or becomes a Restricted Subsidiary of the Company;
(3) to acquire any Capital Stock of a Person operating a Permitted Business if, after giving effect to such acquisition, such Person operating a Permitted Business is or becomes a Restricted Subsidiary of the Company;
(4) to make capital expenditures in respect of the Company’s or its Restricted Subsidiaries’ Permitted Business or make an Investment in Replacement Assets; or
(5) to acquire other assets that are used or useful in a Permitted Business or make an Investment in assets that will be used or useful in the Company’s business.
The requirement of clauses (2) through (5) of this Section 4.10(b) shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition, purchase, Investment or expenditure referred to therein is entered into by the Company (or any Restricted Subsidiary) within the time period specified in this Section 4.10(b) and an amount equal to such Net Proceeds is subsequently applied in accordance with such contract within six months following the date such agreement is entered into. Pending the final application of the amount of any such Net Proceeds, the Company or any Restricted Subsidiary may utilize such Net Proceeds in any manner that is not prohibited by this Indenture.
(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds” (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes as described in Section 4.10(b)(1) shall be deemed to have been invested whether or not such offer is accepted).
(d) Within 10 business days after the aggregate amount of Excess Proceeds exceeds $50.0 million (or, at the Company’s option, on any earlier date or for any lesser amount), the Company will make an offer (the “Asset Sale Offer”) to all Holders of Notes, and all holders of other Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem the maximum principal amount of Notes and such other Pari Passu Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Trustee or agent for such other Pari Passu Debt shall select such Pari Passu Debt to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection) but with such adjustments as necessary so that no Notes or other Pari Passu Debt is purchased in part in an authorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with any Affiliate of the Company in an amount in excess of $15.0 million (each, an “Affiliate Transaction”), unless:
(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction (or series of related Affiliate Transactions), such Affiliate Transaction (or series of related Affiliate Transactions) is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and
(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Company must obtain a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction has been approved by the Board of Directors or a majority of the disinterested members of the Board of Directors of the Company.
(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
(1) any employment, equity award, equity option or equity appreciation agreement or plan, or any consulting, service or termination agreement, or any customary indemnification arrangement or agreement, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and any payments or other awards made pursuant to any of the foregoing;
(2) transactions between or among the Company and its Restricted Subsidiaries;
(3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or controls, such Person;
(4) contracts, instruments or other agreements or arrangements, and transactions effected in accordance therewith, in each case as such contracts, instruments or other agreements or arrangements are in effect on the date of this Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is, in the good faith judgment of an authorized officer of the Company, not materially more disadvantageous to the Company and its Restricted Subsidiaries than the agreement so amended or replaced;
(5) customary compensation, indemnification and other benefits made available to current, former and future officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;
(6) sales of Equity Interests (other than Disqualified Equity) to Affiliates of the Company and any agreement that provides customary registration rights to the equity holders of the Company and the performance of such agreements;

(7) Restricted Payments that are permitted by Section 4.07 hereof (including any payments that are excluded from the definition of Restricted Payment and Restricted Investment) or Permitted Investments;
(8) transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;
(9) in the case of contracts for the gathering, transportation, marketing, distributing, processing, storing or otherwise handling Hydrocarbons or purchasing or selling goods or services or leasing property or activities or services reasonably related thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms (a) substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries with third parties, (b) in the good faith judgment of an authorized officer of the Company, not, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially less favorable to the Company and its Restricted Subsidiaries than those that would reasonably be expected to be available in a transaction with an unrelated third party or (c) otherwise in accordance with the Company’s common carrier tariffs on file with the Federal Energy Regulatory Commission (or any successor thereof) or the Texas Railroad Commission (or any successor thereof) or any other similar state agency;
(10) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of the Company’s Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;
(11) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services in the ordinary course of business on terms, in the good faith judgment of an authorized officer of the Company, not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company;
(12) transactions or agreements in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor, accounting firm or appraiser stating that such transaction or agreement is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(1) hereof;
(13) any contribution to the common equity capital of the Company or any Restricted Subsidiary;
(14) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;
(15) (i) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (ii) any transaction related to the Equity Interests of pledges by the Company or any Restricted Subsidiary of Equity Interests in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of such Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (9) of the definition of “Permitted Liens” and any guarantee given solely to support such pledge, which guarantee is not recourse to the Company or any Restricted Subsidiary;

(16) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Company or a Subsidiary (provided such transaction is not entered into in contemplation of such event);
(17) payments by the Company (or any other direct or indirect parent of the Company) or any of its Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement;
(18) sales of accounts receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing; and
(19) transactions permitted by, and complying with, the provisions of Section 5.01 hereof.

Section 4.12 Liens.
(a) The Company will not, and will not permit any of the Guarantors that is a Subsidiary of the Company to, create, incur, assume or otherwise cause to become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Note Guarantee of such Guarantor, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes or such Note Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien.
(b) Any Lien created for the benefit of Holders pursuant to Section 4.12(a) hereof shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes or Notes Guarantees, as applicable. In addition, in the event that the triggering Lien is or becomes a Permitted Lien, the Company may, at its option and without the consent of any Holder, elect to release and discharge the Lien created for the benefit of the Holders pursuant to Section 4.12(a) hereof in respect of such triggering Lien.

Section 4.13 Offer to Repurchase Upon Change of Control.
(a) If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Section 4.13. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date.
(b) No later than 30 days following any Change of Control Triggering Event (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Company will send a notice to each Holder and the Trustee electronically or by first class mail or otherwise in accordance with the procedures of DTC describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by this Section 4.13 and described in such notice.
(c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance.

(d) On or before the Change of Control Settlement Date, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:
(1) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and
(2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(e) The Paying Agent will on the Change of Control Settlement Date mail or wire transfer to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Settlement Date.
(f) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable.
(g) The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) a notice of redemption has been given for all of the Notes pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price, (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer or (4) the Notes have been satisfied and discharged in accordance with Section 11.01 hereof.
(h) Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control Triggering Event, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 15 days and no later than 60 days from the date the Change of Control Offer notice is sent as described in the first paragraph of this section
(i) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.14 Additional Note Guarantees.
If, after the date of this Indenture, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any Indebtedness of the Company or any Guarantor under a Credit Facility, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under a Credit Facility, then in either case that Domestic Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the Trustee within 45 days of the date on which it guaranteed or incurred such Indebtedness, as the case may be. Any such guarantee shall be subject to release as described under Article 10 hereof. Any Excluded Subsidiary need not become a Guarantor under this Indenture.

Section 4.15 Designation of Restricted and Unrestricted Subsidiaries.
(a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07 hereof or represent Permitted Investments under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.
(b) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.
(c) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.

Section 4.16 Covenant Termination.
(a) From and after such time as (a) the rating assigned to any series of Notes by any two of the Rating Agencies is an Investment Grade Rating and (b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture (collectively, the “Eliminated Covenants”):
•Section 4.07 (“Restricted Payments”);
• Section 4.08 (“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”);
• Section 4.09 (“Incurrence of Indebtedness and Issuance of Disqualified Equity”);
• Section 4.10 (“Asset Sales”);
• Section 4.11 (“Transactions with Affiliates”);
• Section 4.15 (“Designation of Restricted and Unrestricted Subsidiaries”); and
• Section 5.01(a)(4) (Clause (4) of paragraph (a) of “Merger, Consolidation or Sale of Assets”).

(b) After the Eliminated Covenants have been terminated, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of Unrestricted Subsidiary.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.
(a) The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:
(1) either: (a) the Company is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state or territory of the United States or the District of Columbia;
(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplement to this Indenture;
(3) immediately after such transaction no Event of Default exists;
(4) in the case of a transaction involving the Company, either
(a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or
(b) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and
(5) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.
(b) Notwithstanding the restrictions described in Section 5.01(a)(4) hereof, any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties and assets to the Company without complying with Section 5.01(a)(4) in connection with any such consolidation, merger or disposition.
(c) Notwithstanding Section 5.01(a) hereof, the Company is permitted to reorganize as any other form of entity, provided that:
(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia;
(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to the terms of the Notes and this Indenture;
(4) immediately after such reorganization no Default or Event of Default exists; and
(5) such reorganization is, in the good faith judgment of an authorized officer of the Company, not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

Section 5.02 Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter (except in the case of a lease of all or substantially all of the Company’s assets), the Company will be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.
(a) Each of the following is an “Event of Default”:
(1) default for 30 consecutive days in the payment when due of interest on the Notes;
(2) default in payment when due of the principal of, or premium, if any, on the Notes;
(3) failure by the Company to comply with the provisions of Sections 4.10, 4.13 or 5.01 hereof for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding;
(4) failure by the Company for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with the provisions of Section 4.03 hereof;
(5) failure by the Company for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of its other agreements herein;
(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary), other than, in each case,

Indebtedness owing to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:
(a) is caused by a failure to make any payment of principal of, or interest or premium, if any, when due at the final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or
(b)  results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
(7) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay nonappealable final judgments aggregating in excess of $75.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and nonappealable;
(8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(a) commences a voluntary case,
(b) consents to the entry of an order for relief against it in an involuntary case,
(c) consents to the appointment of a custodian of it or for all or substantially all of its property,
(d) makes a general assignment for the benefit of its creditors, or
(e) generally is not paying its debts as they become due; or
(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(b) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
(c) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.
(a) In the case of an Event of Default arising from events specified in Sections 6.01(a)(8) or 6.01(a)(9) hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Upon any such declaration, the Notes shall become due and payable immediately.
(b) Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of the Notes.

Section 6.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium or interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.
No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee (acting in such capacity hereunder), its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b) Except during the continuance of an Event of Default:
(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.
(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.
(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g) The Trustee may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for purposes of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the party of any of them.
(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e. an Incumbency Certificate).
(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(m) The Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document.
(n) The provisions of this Section 7.02 shall survive satisfaction and discharge or the termination, for any reason, of this Indenture and the resignation and/or removal of the Trustee.

Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 and 7.10 hereof.

Section 7.04 Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Compensation and Indemnity.
(a) The Company will pay to the Trustee (acting in any capacity hereunder), as agreed to in writing from time to time, compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services as agreed to in writing by the parties. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b) The Company and the Guarantors will indemnify the Trustee (acting in any capacity hereunder) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Company need not reimburse any expense or indemnity against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.
(c) The obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.
(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium or interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than thirty (30) days prior to the effective date of such removal. The Company may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.09 hereof;
(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3) a custodian or public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.
(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, at the Company’s expense, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.
(g) Upon the retirement or removal of the Trustee hereunder, the retired or removed Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

Section 7.08 Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
The Trustee is subject to TIA §310(b).

Section 7.10 Preferential Collection of Claims Against the Company.
The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may at any time, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) and cure all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture and to have cured all then outstanding Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2) the Company’s obligations with respect to such Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof;
(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith;
(4) this Article 8; and
(5) Section 3.07 hereof, to the extent that such Legal Defeasance is to be effected together with a redemption.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of the option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 hereof and Section 5.01(a)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(7) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.
(a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in

U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm, or firm of independent public accountants, to pay the principal of, and premium and interest, if any, on, the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;
(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions:
(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);
(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the

“Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.
Subject to any applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, on, or interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.
Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:
(1) to cure any ambiguity, omission, mistake, defect or inconsistency;
(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or Guarantor’s properties or assets;
(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder taken as a whole in any material respect;
(5) to secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.12 hereof;
(6) to provide for the issuance of Additional Notes and related guarantees (and the grant of security for the benefit of the Additional Notes and related guarantees) in accordance with the limitations set forth herein;
(7) to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided herein;
(8) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
(9) to evidence or provide for the acceptance of appointment hereunder of a successor trustee;
(10) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” in the Offering Memorandum, as provided to the Trustee in an Officer’s Certificate;
(11) to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Company or any Guarantor;
(12) to provide for the assumption by one or more successors of the obligations of any of the Guarantors under this Indenture and the Note Guarantees; and
(13) to comply with the rules of any applicable securities depositary.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.
Except as provided below in this Section 9.02, this Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not necessary for the consent of the Holders of Notes under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to Section 3.09, Section 4.10 or Section 4.13 hereof);
(3) reduce the rate of or change the time for payment of interest on any Note;
(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5) make any Note payable in currency other than that stated in the Notes;
(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes (other than as permitted in clause (7) below);
(7) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 3.09, Section 4.10 or Section 4.13 hereof);
(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(9) make any change in the amendment, supplement and waiver provisions of clauses (1) through (9) of this Section 9.02.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03 Effect of Supplemental Indenture.
Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.04 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and such amended or supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 10
NOTE GUARANTEES

Section 10.01 Guarantee.
(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(1) the principal of, and premium or interest, if any, on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, or premium or interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.
Each Guarantor, and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers. The failure to execute such Note Guarantee shall not affect the obligations of any Guarantor under such Note Guarantee or hereunder.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.
(a) A Guarantor that is a Subsidiary of the Company may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:
(1) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and
(2) either:
(a) either (i) the Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture, all the obligations of that Guarantor under the Notes, this Indenture, and its Note Guarantee on terms set forth therein; or
(b) such transaction complies with Section 4.10 hereof.
(b) Notwithstanding the foregoing, any Guarantor may (i) merge with a Restricted Subsidiary of the Company or another Guarantor solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in clause (1) of Section 10.04(a) hereof.
(c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 10.05 Releases.
(a) The Note Guarantee of a Guarantor, together with all of its other obligations under this Indenture, will be released automatically and unconditionally without the need for any action by any party:
(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 hereof;
(2) in connection with any sale or other disposition of Capital Stock of that Guarantor (including by way of consolidation or merger or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 hereof and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;
(3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.15 hereof;
(4) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof;
(5) solely in the case of a Note Guarantee created pursuant to Section 4.14 hereof, upon the release or discharge of the guarantee which resulted in the creation of such Note Guarantee pursuant to such covenant, except a discharge or release of such guarantee by or as a result of payment under such guarantee;
(6) upon the liquidation or dissolution of such Guarantor;
(7) at such time as the Guarantor ceases to both (x) guarantee any other Indebtedness of the Company and any other Guarantor and (y) be an obligor with respect to any Indebtedness under a Credit Facility, in each case other than the Notes; and
(8) upon such Guarantor consolidating with, merging into or transferring all or substantially all of its properties or assets to the Company or another Guarantor.
(b) The Note Guarantee of any Guarantor will be released in connection with a sale of all or substantially all of the assets of such Guarantor in a transaction that complies with the conditions set forth in Section 10.04.
(c) Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that one or more Note Guarantees may be released under the terms of this Indenture, the Trustee will execute any documents reasonably requested in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
(d) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, or premium or interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.
(a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified herein), when:
(1) either:
(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise or are to be called for redemption within one year under arrangements satisfactory to the Trustee and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities (if securities are permitted for discharge, the Trustee will need an opinion of accountants as in Section 8.04(a)(1)), in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;
(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than any such default resulting from any borrowing of funds to be applied to make the deposit and any similar simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);
(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be.
(b) In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
(c) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(1)(b), the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.
(a) Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01 Trust Indenture Act.
This Indenture will not be qualified under the TIA nor subject to the terms of the TIA, except those provisions of the TIA that are made part of this Indenture by express reference thereto, and without limiting the generality of the foregoing, TIA §316(b) shall have no application to this Indenture.

Section 12.02 Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic mailing, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Facsimile No.: (281) 207-3202
Attention: Chief Financial Officer
With a copy to:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Facsimile No.: (281) 207-3202
Attention: Office of the General Counsel
If to the Trustee:
Wells Fargo Bank, National Association
1 Independent Drive, Suite 620
Jacksonville, Florida 32202
Facsimile No.: (904) 351-7266
Attention: Corporate Trust Services – Administrator for CVR Energy, Inc.
The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted electronically or by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, except that all notices and communications to the Depositary as a Holder shall be given in the manner it prescribes, notwithstanding anything to the contrary indicated herein. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding anything herein to the contrary, subject to the requirements of the TIA, where this Indenture provides for notice in any manner, such notice may be sent or transmitted to Holders in any manner that is in accordance with the procedures of the Depositary and shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)  statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)  statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Company or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law; Consent to Jurisdiction; Jury Trial Waiver.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Company and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture and any of the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Trustee, Agent, or Holder any otherwise have to bring any action or proceeding relating to this Indenture against the Company or any Guarantor or their properties in the courts of any jurisdiction to enforce any judgment, order or process entered by such courts situate within the State of New York or to enjoin any violations hereof or for relief ancillary hereto or otherwise to collect on loans or enforce the payment of any Notes or to enforce, protect or maintain their rights and Claims or for any other lawful purpose. The Company and each Guarantor further agrees that any action or proceeding brought against the Trustee, Agent or any Holder, if brought by the Company or any Guarantor, shall be brought only in New York State or, to the extent permitted by law, in such Federal court. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.
All agreements of the Company in this Indenture and the Notes will bind its respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11 Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronically including by PDF transmission shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically including by PDF transmission shall be deemed to be their original signatures for all purposes.

Section 12.13 Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15 USA PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
[Signatures on following pages]

SIGNATURES
Dated as of January 27, 2020.
COMPANY:
CVR ENERGY, INC.
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
GUARANTORS:
CVR ENERGY HOLDINGS, INC.
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
CVR SERVICES, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
CVR REFINING GP, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
CVR REFINING, LP
By: _/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
CVR REFINING, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
[Signature Page to Indenture]

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
COFFEYVILLE RESOURCES PIPELINE, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
COFFEYVILLE RESOURCES TERMINAL, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
WYNNEWOOD ENERGY COMPANY, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
         Financial Officer
WYNNEWOOD REFINING COMPANY, LLC
By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief
                Financial Officer

[Signature Page to Indenture]

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A-1
[FACE OF NOTE]

CUSIP/ISIN: [12662P AB4/US12662PAB40]1 [U15118 AA7/USU15118AA73]2 [12662P AC2/US12662PAC23]3
5.250% SENIOR NOTES DUE 2025
No.___ $_____
CVR ENERGY, INC.
promise to pay to Cede & Co. or registered assigns,
the principal sum of ____________________________________ DOLLARS on February15, 2025.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
Dated: January 27, 2020
CVR ENERGY, INC.
By:
Name:
Title:
This is one of the Notes referred to
in the within-mentioned Indenture:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:
Authorized Signatory

___________________________
1 Insert for 144A Global Note CUSIP/ISIN.
2 Insert for Regulation S Global Note CUSIP/ISIN.
3 Insert for IAI Global Note CUSIP/ISIN.
        A1-1

[BACK OF NOTE]
5.250% SENIOR NOTES DUE 2025
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)INTEREST. CVR Energy, Inc., a Delaware corporation (the “Company”) promises to pay or cause to be paid interest on the principal amount of this Note at 5.250% per annum from January 27, 2020 until maturity. The Company will pay interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be August 15, 2020. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(4) INDENTURE. The Company issued the Notes under an Indenture dated as of January 27, 2020 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5) OPTIONAL REDEMPTION.
        A1-2

(a) At any time prior to February 15, 2022, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of 2025 Notes issued under the Indenture (including any Additional Notes in respect thereof), upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 105.520% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount equal to all or a portion of the net cash proceeds of one or more Equity Offerings, provided that:
(i) at least 60% of the aggregate principal amount of the 2025 Notes issued under the Indenture (including any Additional Notes in respect thereof) remains outstanding immediately after the occurrence of such redemption (excluding 2025 Notes held by the Company and its Subsidiaries); and
(ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.
(b) Prior to February 15, 2022, the Company may on any one or more occasions redeem all or a part of the 2025 Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to:
(i) the principal amount thereof; plus
(ii) the Make Whole Premium for the 2025 Notes at the redemption date; plus
(iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(c) Except pursuant to the preceding paragraphs, the 2025 Notes will not be redeemable at the Company’s option prior to February 15, 2022.
(d) On or after February 15, 2022, the Company may on any one or more occasions redeem all or a part of the 2025 Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2025 Notes to be redeemed, to the applicable date of redemption (subject to the rights of Holders on the relevant record date to receive interest on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on February 15 of the years indicated below:

Year	Percentage
2022	102.625%
2023	101.313%
2024 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the 2025 Notes or portions thereof called for redemption on the applicable redemption date.
(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
        A1-3

(7) REPURCHASE AT THE OPTION OF HOLDER.
(a) If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in Section 4.13 of the Indenture. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. No later than 30 days following any Change of Control Triggering Event (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Company will send a notice to each Holder and the Trustee electronically or by first class mail or otherwise in accordance with the procedures of DTC describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by Section 4.13 of the Indenture and described in such notice.
(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other Pari Passu Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Trustee or agent for such other Pari Passu Debt shall select such Pari Passu Debt to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection) but with such adjustments as necessary so that no Notes or other Pari Passu Debt is purchased in part in an authorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may satisfy the foregoing obligation with respect to any Net Proceeds prior to the expiration of the relevant 365-day period (as such period may be extended in accordance with the Indenture) or with respect to Excess Proceeds of $50 million or less. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
(8) NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a redemption date, the Company will send electronically, mail or cause to be mailed, by first class mail, or provide in accordance with the procedures of DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days
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prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Redemptions may be subject to one or more conditions.
(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date or tendered and not withdrawn in connection with a Change of Control Offer or Asset Sale Offer.
In connection with a transfer or exchange of Notes under this section, the transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Company’s or a Guarantor’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of such Company’s or Guarantor’s properties or assets; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder taken as a whole in any material respect, to secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.12 of the Indenture, to provide for the issuance of Additional Notes and related guarantees (and the grant of security for the benefit of the Additional Notes and related guarantees) in accordance with the limitations set forth in the Indenture, to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated January 10, 2020, relating to the initial offering of the Notes, to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Company or any Guarantor, to provide for the assumption by one or more successors of the obligations of any of the Guarantors under the Indenture and the Note Guarantees, or to comply with the rules of any applicable securities depositary.
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(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions of Sections 4.10, 4.13 or 5.01 of the Indenture for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding; (iv) failure by the Company for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with the provisions of Section 4.03 of the Indenture; (v) failure by the Company for 60 days after notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with any of its other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary of the Company to pay non-appealable final judgments aggregating in excess of $75.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable; and (viii) the occurrence of certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium or interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually within 90 days after the end of the fiscal year a statement regarding compliance with the Indenture. Within 30 days of any officer of the Company becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a written statement specifying such Default or Event of Default, its status and what actions the Company is taking or proposes to take in respect thereof, but only to the extent that such Default or Event of Default has not been cured by the end of such 30 day period.
(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Company or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by
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accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17) CUSIP NUMBERS AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP numbers and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. The Company shall notify the Trustee in writing of any change in such numbers.
(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: General Counsel and Secretary

        A1-7

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________
        Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:
☐ Section 4.10 ☐ Section 4.13
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:
        $___________
Date: __________
        Your Signature:
(Sign exactly as your name appears on the face of this Note)
        Tax Identification No.:
Signature Guarantee*: _______________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

        A1-10

EXHIBIT A-2
[FACE OF NOTE]

CUSIP/ISIN: [12662P AD0/US12662PAD06]4 [U15118 AB5/USU15118AB56]5 [12662P AE8/US12662PAE88]6
5.750% SENIOR NOTES DUE 2028
No.___ $_____
CVR ENERGY, INC.
promise to pay to Cede & Co. or registered assigns,
the principal sum of ____________________________________ DOLLARS on February15, 2028.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
Dated: January 27, 2020
CVR ENERGY, INC.
By:
Name:
Title:
This is one of the Notes referred to
in the within-mentioned Indenture:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:
Authorized Signatory

___________________________
4 Insert for 144A Global Note CUSIP/ISIN.
5 Insert for Regulation S Global Note CUSIP/ISIN.
6 Insert for IAI Global Note CUSIP/ISIN.
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[BACK OF NOTE]
5.750% SENIOR NOTES DUE 2028
 [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
 [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) INTEREST. CVR Energy, Inc., a Delaware corporation (the “Company”) promises to pay or cause to be paid interest on the principal amount of this Note at 5.750% per annum from January 27, 2020 until maturity. The Company will pay interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be August 15, 2020. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(4) INDENTURE. The Company issued the Notes under an Indenture dated as of January 27, 2020 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5) OPTIONAL REDEMPTION.
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(a) At any time prior to February 15, 2023, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of 2028 Notes issued under the Indenture (including any Additional Notes in respect thereof), upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 105.750% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount equal to all or a portion of the net cash proceeds of one or more Equity Offerings, provided that:
(i) at least 60% of the aggregate principal amount of the 2028 Notes issued under the Indenture (including any Additional Notes in respect thereof) remains outstanding immediately after the occurrence of such redemption (excluding 2028 Notes held by the Company and its Subsidiaries); and
(ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.
(b) Prior to February 15, 2023, the Company may on any one or more occasions redeem all or a part of the 2028 Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to:
(i) the principal amount thereof; plus
(ii) the Make Whole Premium for the 2028 Notes at the redemption date; plus
(iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(c) Except pursuant to the preceding paragraphs, the 2028 Notes will not be redeemable at the Company’s option prior to February 15, 2023.
(d) On or after February 15, 2023, the Company may on any one or more occasions redeem all or a part of the 2028 Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2028 Notes to be redeemed, to the applicable date of redemption (subject to the rights of Holders on the relevant record date to receive interest on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on February 15 of the years indicated below:

Year	Percentage
2023	102.875%
2024	101.917%
2025	100.958%
2026 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the 2028 Notes or portions thereof called for redemption on the applicable redemption date.
(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
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(7) REPURCHASE AT THE OPTION OF HOLDER.
(a) If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in Section 4.13 of the Indenture. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. No later than 30 days following any Change of Control Triggering Event (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Company will send a notice to each Holder and the Trustee electronically or by first class mail or otherwise in accordance with the procedures of DTC describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by Section 4.13 of the Indenture and described in such notice.
(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other Pari Passu Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Trustee or agent for such other Pari Passu Debt shall select such Pari Passu Debt to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection) but with such adjustments as necessary so that no Notes or other Pari Passu Debt is purchased in part in an authorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may satisfy the foregoing obligation with respect to any Net Proceeds prior to the expiration of the relevant 365-day period (as such period may be extended in accordance with the Indenture) or with respect to Excess Proceeds of $50 million or less. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
(8) NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a redemption date, the Company will send electronically, mail or cause to be mailed, by first class mail, or provide in accordance with the procedures of DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days
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prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Redemptions may be subject to one or more conditions.
(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date or tendered and not withdrawn in connection with a Change of Control Offer or Asset Sale Offer.
In connection with a transfer or exchange of Notes under this section, the transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Company’s or a Guarantor’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of such Company’s or Guarantor’s properties or assets; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder taken as a whole in any material respect, to secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.12 of the Indenture, to provide for the issuance of Additional Notes and related guarantees (and the grant of security for the benefit of the Additional Notes and related guarantees) in accordance with the limitations set forth in the Indenture, to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated January 10, 2020, relating to the initial offering of the Notes, to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Company or any Guarantor, to provide for the assumption by one or more successors of the obligations of any of the Guarantors under the Indenture and the Note Guarantees, or to comply with the rules of any applicable securities depositary.
        A2-5

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions of Sections 4.10, 4.13 or 5.01 of the Indenture for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding; (iv) failure by the Company for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with the provisions of Section 4.03 of the Indenture; (v) failure by the Company for 60 days after notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with any of its other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary of the Company to pay non-appealable final judgments aggregating in excess of $75.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable; and (viii) the occurrence of certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium or interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually within 90 days after the end of the fiscal year a statement regarding compliance with the Indenture. Within 30 days of any officer of the Company becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a written statement specifying such Default or Event of Default, its status and what actions the Company is taking or proposes to take in respect thereof, but only to the extent that such Default or Event of Default has not been cured by the end of such 30 day period.
(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Company or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by
        A2-6

accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17) CUSIP NUMBERS AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP numbers and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. The Company shall notify the Trustee in writing of any change in such numbers.
(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: General Counsel and Secretary

        A2-7

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________
        Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

        A2-8

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:
☐ Section 4.10 ☐ Section 4.13
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:
        $___________
Date: __________
        Your Signature:
(Sign exactly as your name appears on the face of this Note)
        Tax Identification No.:
Signature Guarantee*: _______________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

        A2-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

        A2-10

EXHIBIT B
[FORM OF CERTIFICATE OF TRANSFER]
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: General Counsel and Secretary
Wells Fargo Bank, National Association, as Trustee and Registrar—DAPS Reorg
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Re: [5.250][5.750]%Senior Notes due 20[25][28]
Reference is hereby made to the Indenture, dated as of January 27, 2020 (the “Indenture”), among CVR Energy, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $           in such Note[s] or interests (the “Transfer”), to                 (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP _____), or
(ii) ☐ Regulation S Global Note (CUSIP _____), or
(iii) ☐ IAI Global Note (CUSIP _____); or
(b) ☐ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP _____), or
(ii) ☐ Regulation S Global Note (CUSIP _____), or
(iii) ☐ IAI Global Note (CUSIP _____); or
(iv) ☐ Unrestricted Global Note (CUSIP _____); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
[FORM OF CERTIFICATE OF EXCHANGE]
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: General Counsel and Secretary
Wells Fargo Bank, National Association, as Trustee and Registrar—DAPS Reorg
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Re: [5.250][5.750]% Senior Notes due 20[25][28]
Reference is hereby made to the Indenture, dated as of January 27, 2020 (the “Indenture”), among CVR Energy, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:___________

EXHIBIT D
[FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: General Counsel and Secretary
Wells Fargo Bank, National Association, as Trustee and Registrar—DAPS Reorg
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Re: [5.250][5.750]% Senior Notes due 20[25][28]
Reference is hereby made to the Indenture, dated as of January 27, 2020 (the “Indenture”), among CVR Energy, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $         aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the
        D-1

Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:
Dated:___________

        D-2

EXHIBIT E
[FORM OF NOTATION OF GUARANTEE]
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of January 27, 2020 (the “Indenture”), among CVR Energy, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, or premium or interest, if any, on, the Notes, whether at stated maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, or premium or interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[Name of Guarantor(s)]
By:
Name:
Title:

        E-1

EXHIBIT F
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of CVR Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 27, 2020, providing for the issuance of 5.250% Senior Notes due 2025 (the “2025 Notes”) and the 5.750% Senior Notes due 2028 (the “2028 Notes” and together with the 2025 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Company or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
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7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:____________________,
[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:
[CVR ENERGY, INC.]
By:
Name:
Title:
[EXISTING GUARANTORS]
By:
Name:
Title:

[TRUSTEE],
as Trustee
By:
Authorized Signatory

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